                                                                     Exhibit 4.5
                                                                     -----------


                           [INSERT FOREST BANK LOGO]



                             THE FOREST BANK, LLC


                    Subscription and Contribution Agreement

                             THE FOREST BANK, LLC
                    (a Delaware limited liability company)

                    SUBSCRIPTION AND CONTRIBUTION AGREEMENT
                     To be Fully Completed by Contributor

     When countersigned by The Forest Bank, LLC, a Delaware limited liability company (the "Forest Bank"), this Subscription and Contribution Agreement (this "Agreement") shall constitute a subscription by the undersigned contributor (the "Contributor") for the designated series of class A membership units in the Forest Bank (the "Class A Units") to be issued by the Forest Bank, in exchange for the contribution of certain Timber Rights, as defined herein.

     Each signatory hereto, if more than one is required because of type of ownership, must fully complete this Agreement.

     Your answers will, at all times, be kept strictly confidential. However, you hereby agree that the Forest Bank may present this Agreement to such persons as it deems appropriate in order to assure itself that the offer and sale of Class A Units will not result in violation of law or regulations.

     The parties hereto intend that the contribution of Timber Rights in exchange for the Class A Units evidenced by this Agreement will be treated as a tax free contribution of property in exchange for an interest in a partnership under Section 721 of the Internal Revenue Code of 1986, as amended (the "Code"), but the failure of the contribution to qualify as such a tax free exchange shall not impair the validity or binding effect of this Agreement.

1.   Miscellaneous Definitions.  Capitalized terms used herein and not
     -------------------------
otherwise defined in the context in which they are used shall have the meanings ascribed to them below.

     (a) "Environmental Laws" shall mean local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Substances.

     (b) "FIRPTA Certificate" shall mean the affidavit of the Contributor under Code Section 1445, certifying that the Contributor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and the regulations thereunder).

     (c) "Hazardous Substances" shall mean any substance or material whose presence, nature, quantity or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials is either: (1) potentially injurious to the public health, safety or welfare, the environment or the Properties, or (2) regulated, monitored or defined as a hazardous or toxic substance or waste by any governmental agency, and Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil, or any products, by-products or components thereof, and asbestos.

     (d) "Property" shall mean the parcel of real property on which the Timber Rights are located and further described in the Contributor's Easement and Management Agreement.

     (e) "Timber Rights" shall mean the rights to manage, harvest and replant the present and any future standing timber on the Property and all rights ancillary to such rights, as evidenced by the Easement and Management Agreement.

2.   Contribution and Subscription. The Contributor hereby subscribes for and
     -----------------------------
agrees to acquire the Class A Units designated below in exchange for a contribution of the Timber Rights, all as evidenced by the Contributor's execution of this Agreement, the Easement and Management Agreement and the LLC Agreement (as defined below). The Contributor understands that before this subscription will be accepted, the Contributor must have properly completed, executed and returned to the Forest Bank the following:

     (a)  this Agreement, including two signed signature pages;

     (b)  the FIRPTA Certificate;

     (c) the First Amended and Restated Limited Liability Company Agreement of the Forest Bank, LLC (the "LLC Agreement"); and

     (d)  either  (1)    A Forest Bank Forest Management and Conservation
                         Easement, or
                  (2)    A Forest Bank Forest Management Easement, if the
                         Contributor has previously executed a Nature
                         Conservancy Conservation Easement with The Nature
                         Conservancy.

          either  (1) or (2) above, as applicable, is referred to herein as the
                         "Easement and Management Agreement". A copy of Contributor's fully executed Easement and Management Agreement is attached as Exhibit A.

3.   Appraisal of Timber Rights. The Contributor acknowledges that (a) the
     --------------------------
Forest Bank has undertaken a timber appraisal of the Timber Rights to be contributed by the Contributor, a copy of which shall be attached hereto as Exhibit B and incorporated herein (the "Appraisal"), and (b) the appraised value
---------
of the Timber Rights determines the number of Class A Units to be issued to the Contributor in exchange for its contribution of the Timber Rights.

     The appraised value of the Timber Rights is $____________ (the "Appraised Value").

     The Contributor understands the Appraisal and agrees with and accepts the Appraised Value.

4.   Contributions of Timber Rights; Issuance of Class A Units.  The
     ---------------------------------------------------------
Contributor has carefully reviewed and understands the descriptions of the different types of Class A Units in the Prospectus.

     The Contributor hereby subscribes to acquire __________________[number] Class A-____ [type] Units in exchange for a contribution of the Timber Rights to the Forest Bank.

5.   Receipt and Review of the Prospectus. The Contributor acknowledges that he,
     ------------------------------------
she or it has been furnished and warrants that he or it has carefully reviewed the Forest Bank's prospectus, dated ________, 2001 and the materials delivered therewith (collectively, the "Prospectus") and has had the opportunity to ask questions of the Forest Bank's officers and employees concerning the Prospectus. In addition, the Contributor acknowledges that he, she or it understands, either alone or with the help of a tax advisor that is not affiliated with the Forest Bank, the complicated tax consequences of a contribution of Timber Rights (as defined below) in exchange for Class A Units and with respect to distributions and withdraws with respect to the Class A Units.

6.   Representations and Warranties of the Contributor. In order to induce the
     -------------------------------------------------
Forest Bank to accept this contribution in exchange for Class A Units, the Contributor represents and warrants to the Forest Bank as provided below:

     (a)  Representations Regarding the Offering of Units.
          -----------------------------------------------

     (1)  Review of the Prospectus. The Contributor has carefully reviewed and
          ------------------------
          evaluated the Prospectus and understands the risks of, and other considerations relating to, a contribution of timber rights in exchange for Class A Units.

     (2)  Response to Questions. The Forest Bank has answered all inquiries that
          ---------------------
          the Contributor and his or its advisers or agents, if any, have made concerning the Forest Bank and its activities, and all other matters relating to the operations of the Forest Bank and contributions in exchange for the Class A Units.

     (3)  Accurate Information. All of the information set forth herein or in
          --------------------
          the Easement and Management Agreement is correct and complete as of the date of such documents, and if there should be any material change in such information prior to the acceptance of this Agreement by the Forest Bank, the Contributor will immediately furnish the revised or corrected information to the Forest Bank.

     (4)  Tax Advice. The Contributor has had the opportunity to obtain advice
          ----------
          regarding the tax consequences of contributing Timber Rights to the Forest Bank and becoming a Member of the Forest Bank from a tax advisor, accountant or attorney who is not affiliated with the Forest Bank, and has either received such advice or declined to take the opportunity to receive such advice.

     (b)  Representations Regarding the Contributor and the Property.
          ----------------------------------------------------------

     (1)  Age.  If the Contributor is an individual, he or she is at least 21
          ---
          years of age.

     (2)  Good Standing; Power to Act. If the Contributor is a corporation,
          ---------------------------
          partnership, limited liability company, trust or other form of business entity (a "Business Entity"), such entity has been duly formed, is validly existing and is in good standing under the laws of the jurisdiction in which it was organized and has all requisite powers and authority and all governmental licenses, authorizations, consents and approvals necessary to own the Property, contribute the Timber Rights, execute this Agreement, the Easement and Management Agreement and the LLC Agreement and to perform the obligations contemplated herein and therein.

     (3)  Due Authorization. If the Contributor is a Business Entity, the
          -----------------
          execution, delivery and performance of this Agreement, the Easement and Management Agreement and the LLC Agreement and the consummation of the transactions contemplated herein and therein have been duly authorized, adopted and approved by the requisite authorities for such action, to the extent required by its organizational documents and applicable law. No other proceedings on the part of the Contributor are necessary to authorize this Agreement, the Easement and Management Agreement or the LLC Agreement or the transactions contemplated hereby and thereby. This Agreement has been duly executed by the Contributor and is a valid and binding obligation of the Contributor, enforceable against it in accordance with its terms.

     (4)  Title to the Property. Except as disclosed below, the Contributor has
          ---------------------
          good and marketable title to the Property and Timber Rights, free and clear of all liens and encumbrances of any kind and the right to convey the Timber Rights related to the Property in accordance with the terms of this Agreement, the Easement and Management Agreement and the LLC Agreement.

          Exceptions: __________________________________________________________
                      __________________________________________________________
                      __________________________________________________________

          Note: If there are exceptions to good and marketable title, Contributor may need to obtain subordination of any other liens affecting the Timber Rights before this Agreement will be accepted by the Forest Bank.

     (5)  Term and Character of Ownership. Contributor acquired title to the
          -------------------------------
          Property in __________________ [month and year] and has owned the property continuously for at least one full year prior to the date of this Agreement. The Contribution has not held the Property or the Timber Rights as inventory primarily for sale to customers in the ordinary course of a trade or business of the Contributor.

     (6)  Taxes. To Contributor's best knowledge, all taxes which are due and
          -----
          payable with respect to the Property have been timely paid and no examination, investigation, claim, assessment, deficiency or other proceeding is pending or, threatened with respect to the Property or Timber Rights.

     (7)  Environmental Matters. To Contributor's best knowledge, there are no
          ---------------------
          (a) Hazardous Substances on the Property or any portion thereof in violation of any Environmental Laws, or (b) spills, releases, discharges, or disposal of Hazardous Substances that have occurred or are presently occurring on, onto or from the

          Property, or any portion thereof, or (c) PCB transformers serving, or stored on, the Property, or any portion thereof. To Contributor's best knowledge, the Property is in compliance with all applicable Environmental Laws.

     (8)  Condemnation and Eminent Domain. There are no condemnation or eminent
          -------------------------------
          domain proceedings pending with respect to the Property nor has the Contributor received any written notice from a governmental authority of any such proceedings threatened against the Property or any part thereof. To Contributor's best knowledge, there is no proposed material change in the route, grade or width of, or otherwise affecting, any street or road on, adjacent to or serving the Property.

     (9)  Bankruptcy. No Act of Bankruptcy has occurred with respect to the
          ----------
          Contributor. For the purposes of this Agreement, an "Act of Bankruptcy" shall occur if Contributor (a) applies for, consents to or fails to oppose the appointment of a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property,
          (b) makes a general assignment for the benefit of its creditors, (c) is adjudicated to be bankrupt or insolvent, (d) files a petition seeking to take advantage of any state or federal bankruptcy or insolvency laws, (e) fails to oppose any petition or claim filed against it in any case or proceeding under any state or federal bankruptcy or insolvency laws, or (f) takes any corporate action for the purpose of effecting any of the foregoing.

     (10) Broker. The Contributor has not engaged the service of, nor is it or
          ------
          will it or will the Forest Bank become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commissioner or other amount with respect to the transactions described herein on account of any action by the Contributor.

7.   Agreement to Indemnify the Forest Bank. The Contributor hereby agrees to
     --------------------------------------
indemnify and hold harmless the Forest Bank and its affiliates from any and all damages, losses, costs and expenses (including reasonable attorneys' fees) which they may incur (a) by reason of the Contributor's failure to fulfill any of the terms and conditions of this Agreement, or (b) by reason of any breach by the Contributor of any of the representations, warranties or agreements contained herein or in the Easement and Management Agreement. The Contributor further agrees and acknowledges that these indemnifications shall survive any sale or transfer, or attempted sale or transfer, of any of the Contributor's Class A Units or the Contributor's death.

8.   Exculpation of Members. The Contributor acknowledges that he or it is not
     ----------------------
relying upon any Member of the Forest Bank other than the Manager in making his or its decision to contribute Timber Rights to the Forest Bank. The Contributor agrees that no Member of the Forest Bank other than the Manager shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them relating to or in connection with the Forest Bank or the Class A Units. Without limiting the generality of the foregoing, no Member other than the Manager shall have any obligation, liability or responsibility whatsoever for the accuracy, completeness or fairness of any or all information about the Forest Bank.

9.   Signature by the Forest Bank. The Contributor agrees that this Agreement is
     -----------------------------
and shall be irrevocable, but the obligations hereunder will terminate if this Agreement is not counter-signed by the Forest Bank. The Forest Bank will notify when this Agreement is counter-signed by the Forest Bank and shall return a fully executed copy of this Agreement to the Contributor at such time.

10.  Miscellaneous.  The Contributor further understands, agrees and
     -------------
acknowledges the following:

     (a) At no time has there been any representation, guarantee or warranty to the Contributor by the Forest Bank or any of its agents or employees or any other person, expressly or by implication, at variance with the Prospectus, this Agreement or the Easement and Management Agreement.

     (b) This subscription is not transferable or assignable by the Contributor.

     (c) If the Contributor is more than one person, the obligations of the Contributor shall be joint and several and the representations and warranties herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators, successors and assigns.

     (d) This subscription, upon acceptance by the Forest Bank, shall be binding upon the heirs, executors, administrators, successors and assigns of the Contributor.

     (e) This Agreement shall be construed in accordance with and governed by the laws of the state in which the Property is located.

     (f) This Agreement and the documents referred to herein constitute the entire agreement between the parties respecting the subject matter hereof and may be amended only by a writing executed by the Forest Bank and the Contributor.

     (g) Captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect the interpretations or effect of any term or provision hereof.

     (h) The representations, warranties and agreements contained herein and in the Easement and Management Agreement shall survive the delivery and payment for the Class A Units.

     (i) The Contributor and the Forest Bank shall each pay their own legal fees and other expenses incurred in connection with this Agreement and the performance of the transactions contemplated by this Agreement.

     (j) The Contributor shall be responsible for the Virginia Recordation Tax imposed by Virginia Code Section 58.1-302 with respect to any Timber Rights located in Virginia.

11.  Contributor Data:
     ----------------

Full Legal Name:         _______________________________________________________

Social Security No.:
(or Tax I.D.#)           _______________________________________________________

Short Property
Description:             _______________________________________________________

Appraised Value of
Timber Rights:           _______________________________________________________

Number and Type of
Class A Units:           _______________________________________________________

Residence Address:
(including Zip Code)     _______________________________________________________

Home Phone:              _______________________________________________________

Where Employed:          _______________________________________________________

Address of Employer:     _______________________________________________________

Business Phone:          _______________________________________________________

Address of record
(for all Member notices):_______________________________________________________

     IN WITNESS WHEREOF, subject to acceptance by the Forest Bank, the Contributor has executed this Agreement to evidence his, her or its contribution of the Timber Rights to subscribe to purchase the Class A Units issued by The Forest Bank, LLC, this ____ day of _________, 20___.


                                   __________________________________________
                                   Contributor #1 (Print or Type Name)

                                   __________________________________________
                                                 Signature

                                   __________________________________________
                                   Contributor #2 (Print or Type Name)

                                   __________________________________________
                                                 Signature

     The Forest Bank, LLC has accepted this Agreement this ___ day of ________, 20___.

                                   THE FOREST BANK, LLC


                                   By:______________________________________
                                      Name:
                                      Title:

     IN WITNESS WHEREOF, subject to acceptance by the Forest Bank, the Contributor has executed this Agreement to evidence his, her or its contribution of the Timber Rights to subscribe to purchase the Class A Units issued by The Forest Bank, LLC, this ____ day of _________, 20___.



                                   __________________________________________
                                   Contributor #1 (Print or Type Name)

                                   __________________________________________
                                                 Signature

                                   __________________________________________
                                   Contributor #2 (Print or Type Name)

                                   __________________________________________
                                                 Signature


     The Forest Bank, LLC has accepted this Agreement this ___ day of ________, 20___.

                                   THE FOREST BANK, LLC



                                   By:______________________________________
                                      Name:
                                      Title:

                                   EXHIBIT A

            Copy of Contributor's Easement and Management Agreement

                                   EXHIBIT B

                 Copy of Contributor's Timber Rights Appraisal